Exhibit 99.1

Quarterly

Operating Supplement

Second Quarter 2004

Quarterly

Operating

Supplement

1	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Table of Contents

Quarterly

Operating

Supplement

Radian Asset Assurance Inc.

Quarterly Operating Supplement

June 30, 2004

Introductory Note

Radian Reinsurance Inc. (“Radian Reinsurance”) was merged with and into Radian Asset Assurance Inc. effective as of June 1, 2004. All financial information presented herein is as if the merger had occurred on January 1, 2003.

Company Profile

Radian Asset Assurance Inc., founded in 1985 and rated AA by Standard & Poor’s and Fitch Ratings and Aa3 by Moody’s, provides credit enhancement to the holders of debt obligations and asset-backed securities. As a direct writer of financial guaranty insurance for municipal bonds, asset-backed securities and structured transactions, the Company plays an important role in extending the benefits of insurance to a broad range of institutions and securities issuers.

Radian Asset Assurance Inc. is a subsidiary of Radian Group Inc. (NYSE: RDN), a global credit enhancement provider headquartered in Philadelphia, with significant operations in New York City and a presence in London.

Company Information

Radian Asset Assurance Inc.	Contact:
335 Madison Avenue	John C. DeLuca
New York, New York 10017	Senior Vice President, Market Development
1 877 337.4925 (within the U.S.)	1 212 984.9222
1 212 983.3100	john.deluca@radian.biz

2	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Introductory Note / Company Profile / Company Information

Quarterly

Operating

Supplement

Radian Group Inc. and Subsidiaries

Key Financial Highlights* ($ Thousands)

	Six months ended June 30, 2004
	Mortgage Insurance	Financial Services	Financial Guaranty	Total
Net premiums written .	$442,128	$—	$70,569	$512,697

Net premiums earned	$406,603	$—	$96,066	$502,669
Net investment income	58,216	74	42,294	100,584
Equity in net income/(loss) of affiliates	—	85,287	(633)	84,654
Other income	11,220	3,722	854	15,796

Total revenues	476,039	89,083	138,581	703,703

Provision for losses	199,162	—	32,165	231,327
Policy acquisition costs	34,219	—	19,436	53,655
Other operating expenses	74,198	8,315	23,070	105,583
Interest expense	10,412	1,310	6,296	18,018

Total expenses	317,991	9,625	80,967	408,583

Gains on sales of investments	28,223	2,599	1,141	31,963
Change in fair value of derivative instruments	3,214	35	1,410	4,659

Total gains	31,437	2,634	2,551	36,622

Pretax income	189,485	82,092	60,165	331,742

Income tax provision	52,298	28,732	10,199	91,229

Net income	$137,187	$53,360	$49,966	$240,513

Total assets	$3,910,910	$314,756	$2,305,046	$6,530,712
Deferred policy acquisition costs	79,359	—	128,149	207,508
Reserve for losses and loss adjustment expenses	527,059	—	248,316	775,375
Unearned premiums	128,190	—	598,499	726,689

Equity	$1,907,478	$255,175	$1,183,041	$3,345,694

*	Reported on a GAAP basis.

3	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Key Financial Highlights

Quarterly

Operating

Supplement

Radian Group Inc. and Subsidiaries

Segment Information–Financial Guaranty ($ Thousands)

	Six months ended June 30, 2004
	As Reported	Impact of Clawback	As Adjusted Excluding Clawback
Net premiums written	$70,569	$(96,417)	$166,986

Net premiums earned	$96,066	$(24,892)	$120,958
Net investment income	42,294	—	42,294
Equity in net loss of affiliates	(633)	—	(633)
Other income	854	—	854

Total revenues	138,581	(24,892)	163,473

Provision for losses	32,165	—	32,165
Policy acquisition costs	19,436	(9,766)	29,202
Other operating expenses	23,070	—	23,070
Interest expense	6,296	—	6,296

Total expenses	80,967	(9,766)	90,733

Gains on sales of investments	1,141	—	1,141
Change in fair value of derivative instruments	1,410	(791)	2,201

Total gains /(losses)	2,551	(791)	3,342

Pretax income	60,165	(15,917)	76,082

Income tax provision	10,199	(5,571)	15,770

Net income	$49,966	$(10,346)	$60,312

The above schedule shows the Financial Guaranty Segment, on a GAAP basis, as reported (Column 1) and adjustments (Column 2) to reflect the income statement impact of the recapture (referred to above as the clawback) of business previously ceded to the Company by one of the primary insurer customers of the Financial Guaranty Segment. The adjusted numbers are shown in Column 3. The impact of the clawback (Column 2) reflects the clawback of business ceded to the Company in prior periods. This clawback affected the first quarter (and, as a result, the year-to-date periods) of 2004. Accordingly, management believes that Column 3 provides useful information to investors by presenting a more meaningful basis of comparison for the Financial Guaranty Segment’s past and future results.

4	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Segment Information–Financial Guaranty

Quarterly

Operating

Supplement

Radian Asset Assurance Inc.

Statutory Income Statements* ($Thousands)

	Quarter ended		Six months ended
	June 30 2004	June 30 2003	June 30 2004	June 30 2003
Revenues
Gross premiums written	$82,752	$84,772	$39,558	$170,505
Reinsurance premiums ceded	(1,203)	(2,624)	(2,564)	(3,471)

Net premiums written	81,549	82,148	36,994	167,034
(Increase) decrease in unearned premiums	(39,287)	(20,918)	51,160	(51,099)

Premiums earned	42,262	61,230	88,154	115,935

Net investment income	20,437	19,237	41,015	38,342
Net realized gain on sale of investments	2,280	2,462	7,281	6,350

Net investment gains	22,717	21,699	48,296	44,692

Other (expense) income	(3,323)	(1,481)	(6,053)	60

Total revenues	61,656	81,448	130,397	160,687

Expenses
Losses and loss adjustment expenses incurred	(3,847)	12,815	112,507	22,571
Commissions incurred	8,499	15,417	(17,096)	34,712
Other underwriting expenses	17,073	17,989	33,563	29,723

Total expenses	21,725	46,221	128,974	87,006

Income before income taxes	39,931	35,227	1,423	73,681
Federal and foreign income tax expense (benefit)	4,793	4,225	(17,500)	9,216

Net income	$35,138	$31,002	$18,923	$64,465

Financial Ratios
Loss and LAE Ratio	–9.1%	20.9%	127.6%	19.5%
Underwriting Expense Ratio	31.4%	40.7%	44.5%	38.6%

Combined Ratio	22.3%	61.6%	172.1%	58.1%

*	See Explanatory Notes on page 12.

5	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Statutory Income Statements

Quarterly

Operating

Supplement

Radian Asset Assurance Inc.

Statutory Balance Sheets* ($ Thousands)

	June 30 2004	December 31 2003
Assets
Long-term bonds	$1,816,550	$1,662,554
Preferred stock	30,824	32,252
Common stock	70,792	74,204
Cash and short-term investments	55,518	143,729
Receivable for securities	3,455	515

Total Investments	1,977,139	1,913,254

Investment income due and accrued	25,178	23,652
Premiums receivable	21,964	21,653
Funds held by reinsured companies	736	952
Current federal income tax recoverable	—	4,924
Net deferred tax asset	3,607	3,019
Other assets	3,194	2,317

Total Assets	$2,031,818	$1,969,771

Liabilities
Contingency reserve	$225,255	$321,312
Losses and loss adjustment expenses	115,202	62,850
Reinsurance payable on paid losses and loss adjustment expenses	3,809	6,059
Unearned premiums	659,326	710,486
Provision for reinsurance .	91	284
Payable to affiliates	6,359	25,350
Payable for securities	6,940	2,962
Ceded reinsurance premiums payable	1,233	1,742
Federal and foreign income taxes payable	1,194	—
Accrued expenses and other liabilities	10,232	15,652

Total Liabilities	1,029,641	1,146,697

Policyholders’ Surplus
Common stock	15,000	15,000
Additional paid-in capital	593,214	528,214
Unassigned funds	393,963	279,860

Total Policyholders’ Surplus	1,002,177	823,074

Total Liabilities and Policyholders’ Surplus	$2,031,818	$1,969,771

Qualified Statutory Capital	$1,227,432	$1,144,386

*	See Explanatory Notes on page 12.

6	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Statutory Balance Sheets

Quarterly

Operating

Supplement

Radian Asset Assurance Inc.

Gross Premiums Written by Product* ($ Thousands)

	2nd Qtr 2004	2nd Qtr 2003	Percent Change	YTD 2004	YTD 2003	Percent Change
Public Finance Direct	$17,679	$10,891	62.3%	$25,865	$21,735	19.0%
Structured Finance Direct	35,702	22,354	59.7%	57,153	39,461	44.8%
Public Finance Reinsurance	16,773	24,001	–30.1%	36,897	47,607	–22.5%
Structured Finance Reinsurance	8,292	13,615	–39.1%	17,296	28,298	–38.9%
Trade Credit Reinsurance	4,306	13,911	–69.0%	(1,236)	33,404	–103.7%

	82,752	84,772	–2.4%	135,975	170,505	–20.3%

Impact of Recapture	—	—		(96,417)	—

	$82,752	$84,772	–2.4%	$39,558	$170,505	–76.8%

Total Claims-Paying Resources and Leverage Ratios*

($ Thousands except ratios)

	June 30 2004	December 31 2003	Percent Change
Capital and Surplus	$1,002,177	$823,074	22%
Contingency Reserve	225,255	321,312	–30%

Qualified Statutory Capital	1,227,432	1,144,386	7%

Unearned Premium Reserve	659,326	710,486	–7%
Loss and Loss Expense Reserves	115,202	62,850	83%

Total Policyholders’ Reserves	2,001,960	1,917,722	4%

Present Value of Future Installment Premiums	339,211	444,368	–24%

Reinsurance and Soft Capital Facilities	245,000	275,000	–11%

Total Claims-Paying Resources.	$2,586,171	$2,637,090	–2%

Total Debt Service

(Principal and Interest) Outstanding	$98,761,065	$117,817,484	–16%
Capital Leverage Ratio [1].	80:1	103:1
Claims-Paying Ratio [2]	38:1	45:1

*	See Explanatory Notes on page 12.
1	Capital Leverage Ratio: Total debt service/Qualified statutory capital.
2	Claims-Paying Ratio: Total debt service/Total claims-paying resources.

7	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Gross Premiums / Total Claims-Paying Resources

Quarterly

Operating

Supplement

Radian Asset Assurance Inc.

Investment Portfolio Highlights

Asset Quality

As of June 30, 2004, the book value of our investment portfolio was $2.0 billion, with an average duration of 6.3 years.

Asset Class

Our conservative portfolio is invested primarily in fixed-income securities. Our primary objective is to achieve total return, with a secondary objective of maximizing after-tax income.

8	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Investment Portfolio Highlights

Quarterly

Operating

Supplement

Radian Asset Assurance Inc.

Insured Portfolio Highlights* ($ Millions)

Geographic Diversification

State	Net Par Outstanding (6/30/2004)	Percent of total Net Par	Net Par Outstanding (12/31/2003)	Percent of total Net Par
California	$4,992	7.8%	$6,255	8.1%
New York	4,284	6.6%	4,930	6.4%
Texas	3,473	5.4%	3,727	4.9%
Florida	2,705	4.2%	3,132	4.1%
Pennsylvania	2,657	4.1%	2,950	3.8%
Illinois	2,608	4.0%	2,702	3.5%
Massachusetts	1,671	2.6%	2,235	2.9%
New Jersey	1,331	2.1%	2,137	2.8%
Washington	1,184	1.8%	1,354	1.8%
Ohio	1,127	1.8%	1,179	1.5%
Top ten states subtotal	26,032	40.4%	30,601	39.8%
Total of other states	17,298	26.8%	20,000	26.0%
Domestic structured finance	17,038	26.4%	19,782	25.7%
International	4,116	6.4%	6,531	8.5%
Total	$64,484	100.0%	$76,914	100.0%

*	See Explanatory Notes on page 12.

9	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Insured Portfolio Highlights

Quarterly

Operating

Supplement

Radian Asset Assurance Inc.

Insured Portfolio Highlights* ($ Millions)

Sector Breakout

Public Finance	Gross Par Outstanding (6/30/2004)	Percent of total Gross Par	Net Par Outstanding (6/30/2004)	Percent of total Net Par	Gross Par Outstanding (12/31/2003)	Percent of total Gross Par	Net Par Outstanding (12/31/2003)	Percent of total Net Par
General Obligations	$12,913	19.4%	$12,880	20.0%	$14,431	18.3%	$14,387	18.7%
Healthcare	7,781	11.7%	7,781	12.1%	8,874	11.2%	8,874	11.5%
Utilities	6,402	9.6%	6,271	9.7%	8,057	10.2%	7,925	10.3%
Transportation	5,091	7.7%	5,091	7.9%	7,214	9.1%	7,213	9.4%
Tax Backed	3,821	5.8%	3,817	5.9%	4,373	5.6%	4,373	5.7%
Education	3,557	5.4%	3,557	5.5%	3,818	4.8%	3,818	5.0%
Investor Owned Utilities	1,662	2.5%	1,662	2.6%	2,234	2.8%	2,234	2.9%
Other Public Finance	1,448	2.2%	1,194	1.8%	1,530	1.9%	1,276	1.7%
Long Term Care	1,142	1.7%	1,142	1.8%	1,149	1.5%	1,149	1.5%
Housing	853	1.3%	853	1.3%	1,376	1.8%	1,376	1.8%
Second-To-Pay Municipal Wrap	789	1.2%	789	1.2%	793	1.0%	793	1.0%
Subtotal Public Finance	$45,459	68.5%	$45,037	69.8%	$53,849	68.2%	$53,418	69.5%

Structured Finance	Gross Par Outstanding (6/30/2004)	Percent of total Gross Par	Net Par Outstanding (6/30/2004)	Percent of total Net Par	Gross Par Outstanding (12/31/2003)	Percent of total Gross Par	Net Par Outstanding (12/31/2003)	Percent of total Net Par
Collateralized Debt Obligations	$11,956	18.0%	$11,956	18.5%	$10,187	12.9%	$10,187	13.2%
Asset Backed – Consumer	3,058	4.6%	3,058	4.8%	7,060	8.9%	7,060	9.2%
Asset Backed – Mortgage and MBS	3,265	4.9%	1,773	2.8%	3,723	4.7%	2,116	2.7%
Asset Backed – Commercial and Other	1,766	2.7%	1,766	2.7%	3,153	4.0%	3,153	4.1%
Other Structured Finance	898	1.3%	894	1.4%	1,010	1.3%	980	1.3%
Subtotal Structured Finance	$20,943	31.5%	$19,447	30.2%	$25,133	31.8%	$23,496	30.5%
Total	$66,402	100.0%	$64,484	100.0%	$78,982	100.0%	$76,914	100.0%

Rating Distribution

Rating**	Gross Par Outstanding (6/30/2004)	Percent of total Gross Par	Net Par Outstanding (6/30/2004)	Percent of total Net Par	Gross Par Outstanding (12/31/2003)	Percent of total Gross Par	Net Par Outstanding (12/31/2003)	Percent of total Net Par
AAA	$12,044	18.1%	$10,595	16.4%	$12,936	16.4%	$11,372	14.8%
AA	15,181	22.9%	15,072	23.4%	17,306	21.9%	17,186	22.3%
A	21,340	32.1%	21,040	32.6%	26,986	34.2%	26,660	34.7%
BBB	14,471	21.8%	14,415	22.4%	17,905	22.7%	17,862	23.2%
Investment Grade	460	0.7%	460	0.7%	600	0.7%	600	0.8%
Below Investment Grade	1,608	2.4%	1,608	2.5%	1,284	1.6%	1,273	1.7%
Not Rated	1,298	2.0%	1,294	2.0%	1,965	2.5%	1,961	2.5%
Total	$66,402	100.0%	$64,484	100.0%	$78,982	100.0%	$76,914	100.0%

*	See Explanatory Notes on page 12.
**	Indicated category reflects highest rating of the three rating agencies.

10	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Insured Portfolio Highlights

Quarterly

Operating

Supplement

Radian Asset Assurance Inc.

Insured Portfolio Highlights* ($ Millions)

10 Largest Public Finance Exposures

	Net Par Outstanding (6/30/2004)	Percent of total Net Par	Rating [1]
California State GO	$404	0.63%	A3
New York, New York GO	363	0.56%	A+
Long Island Power Authority New York	328	0.51%	A–
New York & New Jersey Port Authority	323	0.50%	AA–
Jefferson County Alabama Gas & Sewer	297	0.46%	A
New York City Muni Water Finance	296	0.46%	AA
Illinois State GO	289	0.45%	AA
Metropolitan Transportation Authority New York	288	0.45%	A
Houston Airport System	267	0.41%	A1
Chicago, Illinois GO	258	0.40%	A+
Total	$3,113	4.83%

10 Largest Structured Finance Exposures

	Net Par Outstanding (6/30/2004)	Percent of total Net Par	Rating[2]
U.S. Static Synthetic CDO	$450	0.70%	AAA
CDO of ABS	390	0.60%	AA
U.S. Static Synthetic CDO	381	0.59%	AAA
U.S. Static Synthetic CDO	365	0.57%	AAA
U.S. Static Synthetic CDO	350	0.54%	BB+3
U.S. Static Synthetic CDO	340	0.53%	AA
European Static Synthetic CDO	288	0.44%	AAA
U.S. Static Synthetic CDO	285	0.44%	AA
U.S. Static Synthetic CDO	250	0.39%	AAA
U.S. Static Synthetic CDO	250	0.39%	AA
Total	$3,349	5.19%

*	See Explanatory Notes on page 12.
1	Indicated category reflects highest rating of the three rating agencies.
2	Indicated category reflects highest rating of the three rating agencies. Represents lowest attachment point of transactions.
3	Represents lowest attachment point of transaction. The majority of the transaction attaches at AAA/AA levels.

11	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Insured Portfolio Highlights

Quarterly

Operating

Supplement

Radian Asset Assurance Inc.

Explanatory Notes

1. Effective January 31st, 2004, one of the primary insurer customers of Radian Asset Assurance Inc. (the “Company”) exercised its right to recapture business that it previously ceded to the Company. In connection with the recapture, the Company has returned approximately $16.4 billion of par in force and approximately $96.4 million of statutory unearned premium reserves to the primary insurer. In addition, the Company has been reimbursed by the primary insurer for policy acquisition costs of approximately $31.0 million. The Company has also reimbursed the primary insurer approximately $7.5 million for case reserves which were net of $4.0 million of salvage.

2. In May 2004, Moody’s provided the Company with an initial insurance financial strength rating of “Aa3.” Concurrently therewith, in anticipation of the merger of Radian Reinsurance with and into the Company (which became effective on June 1, 2004), Moody’s downgraded Radian Reinsurance’s insurance financial strength rating to “Aa3” from “Aa2.” Effective June 1, 2004, the Company and Radian Reinsurance were merged, with the Company as the surviving entity. The merged company is rated “Aa3” by Moody’s, “AA” (negative outlook) by S&P and “AA” (outlook stable) by Fitch. As a result of this downgrade, two of the primary insurer customers of the financial guaranty reinsurance business have the right to recapture an aggregate of $20.3 billion of par in force ceded to the Company, including $147.3 million of written premiums as of June 30, 2004. The Company is currently negotiating with these customers regarding whether the recapture rights will be exercised and cannot provide any assurance as to the outcome of these negotiations.

3. Gross and net written premiums for the six months ended June 30, 2004 decreased $131 million compared to the same period of 2003. This decrease was the result of the recapture of $96 million of previously written premiums in the first quarter of 2004 and a $34 million reduction in trade credit premiums resulting from the Company novating business to an affiliate.

4. Premiums earned for the second quarter of 2004 were $42 million versus $61 million for the same period of 2003, a decline of $19 million. This decline is primarily due to the novation of the trade credit business to an affiliate.

5. Loss and loss adjustment expenses incurred for the six months ended June 30, 2004 were $90 million higher than the comparable period of 2003 primarily due to the establishment of a $111 million reserve on a statutory basis (recorded on a GAAP basis in 2003) pertaining to a single manufactured housing transaction.

6. Commission expenses for the quarter ended June 30, 2004 were $7 million lower than the $15 million incurred for the same period of 2003 due to lower assumed premiums written. For the first six months of 2004, commission expenses were $52 million lower than the same period of 2003. The recapture resulted in a reduction to commission expenses of $31 million. The remainder of the reduction in commission expenses is a result of lower assumed premiums written in the financial guaranty and trade credit products.

7. The contingency reserve decreased $96 million to $225 million at June 30, 2004 primarily as a result of the recapture.

8. Loss and loss adjustment expense reserves increased by $52 million to $115 million at June 30, 2004 primarily resulting from the establishment of a $111 million reserve on a statutory basis (recorded on a GAAP basis in 2003) for a single manufactured housing transaction, offset by a $17 million reduction in trade credit loss reserves novated by the Company to an affiliated company and by $42 million of loss payments.

9. Unearned premiums were $51 million lower at June 30, 2004 as compared to December 31, 2003 as a result of the $96 million recapture of financial guaranty business by one of the Company’s primary insurers.

10. Additional paid-in capital increased $65 million as the result of a capital contribution related to the manufactured housing transaction for which the $111 million reserve was established.

12	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Explanatory Notes

Quarterly

Operating

Supplement

Radian Asset Assurance Inc.

Management Team

Martin A. Kamarck

President

David J. Beidler

Senior Vice President, Senior Counsel

Sally B. Campbell

Senior Vice President, Public Finance

John C. DeLuca

Senior Vice President, Market Development

Bonita Z. Dorland

Senior Vice President, Chief Risk Officer

Paul C. Larsen

Vice President, Managing Director of Client and Portfolio Management

Anna M. Laudon

Vice President, Managing Director of Asset Backed Securities

Andrew C.J. Poole

Managing Director, Radian Asset Assurance Ltd. & Radian Representatives Ltd.

Jack Praschnik

Senior Vice President, Global Strategies

Andrew Reid

Vice President, Managing Director of Global Markets

Patrick Rossi

Senior Vice President, Controller

Jeffrey C. Salton

Senior Vice President, Operations and Analysis

Hao Wu

Vice President, Managing Director of Financial Products

13	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Radian Asset Assurance Inc. Management Team

Quarterly

Operating

Supplement

Radian Asset Assurance Inc.

Safe Harbor Statement

All statements in this document that address operating performance, events or developments that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s current views and assumptions with respect to future events.

The forward-looking statements involve risks and uncertainties including the following:

changes in general financial and political conditions, such as extended national or regional economic recessions, changes in housing values, changes or volatility in interest rates, or other political instability; changes in investor perception of the strength of private mortgage insurers or financial guaranty providers, and risks faced by the businesses, municipalities or pools of assets covered by Radian’s insurance; the loss of significant customers with whom Radian has a concentration of its insurance in force; rising delinquencies in mortgage loans insured by Radian resulting from increased consolidation of mortgage lenders and servicers; increased severity or frequency of losses associated with certain Radian products that are riskier than traditional mortgage insurance and municipal guaranty insurance policies; material changes in persistency rates of Radian’s mortgage insurance policies; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s operating subsidiaries; intense competition from others and from alternative products to private mortgage insurance and financial guaranty insurance; changes in the business practices of Fannie Mae and Freddie Mac; legislative and regulatory changes affecting demand for private mortgage insurance and financial guaranty insurance; changes in claims against mortgage insurance products resulting from the aging of Radian’s mortgage insurance policies; changes in Radian’s ability to maintain sufficient reinsurance capacity in an increasingly concentrated reinsurance market; vulnerability to the performance of Radian’s strategic investments; and the loss of executive officers or other key personnel.

Investors are also directed to other risks discussed in documents filed by Radian with the SEC, including the factors detailed in our annual report on Form 10-K for the year ended December 31, 2003 in the section immediately preceding Part I of the report.

Radian does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements made in this document to reflect new information, future events or for any other reason.

14	Quarterly Operating Supplement for the Period Ended June 30, 2004 / Safe Harbor Statement